As filed with the Securities and Exchange Commission on December 10, 2004

Registration No.  333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Watson Wyatt & Company Holdings
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1717 H Street, N.W. Washington, D.C. 20006 (Address of Principal Executive Offices Including Zip Code)	52-2211537 (I.R.S. Employer Identification No.)

Watson Wyatt & Company Holdings Compensation Plan for Outside Directors

(Full Title of the Plan)

Walter W. Bardenwerper, Esq. Hong L. Nguyen, Esq. Watson Wyatt & Company Holdings 1717 H Street, N.W. Washington, D.C. 20006 (202) 715-7000	Copies to: Ronald O. Mueller, Esq. Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, D.C. 20036 (202) 955-8500

(Name and Address of Agent For Service)

(202) 715-7000

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	25,000 shares	N/A	$669,500	$84.83

(1)                Consists of 25,000 shares of Class A Common Stock, par value $0.01 per share, (the “Common Stock”) that may be issued under the Watson Wyatt & Company Holdings Compensation Plan for Outside Directors (the “Plan”).  Pursuant to Rule 416(a), this registration statement also registers such number of additional securities that may be offered or issued pursuant to the terms of the Watson Wyatt & Company Holdings Compensation Plan for Outside Directors, which provides for a change in the amount or type of securities being offered or issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)              The registration fee has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act of 1933 based on the average of the high and low prices of the common stock of Watson Wyatt & Company Holdings on the New York Stock Exchange on December 9, 2004, which was $26.78.

Explanatory Note

This registration statement, together with the registration statement on Form S-8 filed on December 19, 2001, No. 333-75502, registers shares of Class A common stock, par value $0.01 per share, of Watson Wyatt & Company Holdings (“we,” “Watson Wyatt” or the “Company”) issuable under the Watson Wyatt & Company Holdings Compensation Plan for Outside Directors (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required by Part I of Form S-8 will be sent or given to participants of the Plan as specified by Rule 428 under the Securities Act.  In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  The Company will maintain a file of such documents in accordance with the provisions of Rule 428.  Upon request, the Company will furnish to the Commission or its staff a copy or copies of all documents included in that file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.             Incorporation of Documents by Reference.

The following documents previously filed with the Commission are hereby incorporated by reference into this registration statement:

1.             The description of our shares of class A common stock, par value $0.01 per share, contained in our Registration Statement on Form S-3, SEC File No. 333-94973, as amended, under the caption of “Description of Capital Stock, Certificate of Incorporation and Bylaws”, which in turn is incorporated by reference in our Form 8-A, filed October 4, 2000 (SEC file number 001-16159) pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed with the Commission for the purposes of updating that description.

2.             Our Annual Report on Form 10-K for the fiscal year ended June 30, 2004, filed on August 17, 2004.

3.             Our Quarterly Report on Form 10-Q for the three months ended September 30, 2004, filed on November 9, 2004.

4.             Our Current Report on Form 8-K, filed on November 30, 2004.

All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered under this registration statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement from the date of filing of such report or document.  Any statement contained in this registration statement or any report or document incorporated into this registration statement by reference, however, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this registration statement, or in any amendment to this registration statement, is inconsistent with such prior statement.  The Company’s file number with the Commission is 001-16159.

Item 4.           Description of Securities.

Inapplicable.

Item 5.           Interests of Named Experts and Counsel.

Inapplicable.

Item 6.           Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 of the Delaware General Corporation Law further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Our certificate of incorporation provides that no director shall be personally liable to Watson Wyatt & Company Holdings or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•     for any breach of that director’s duty of loyalty to Watson Wyatt & Company Holdings or its stockholders;

•     for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•     under Section 174 of the Delaware General Corporation Law; or

•     for any transaction from which the director derived an improper personal benefit.

                Our bylaws provide that we must indemnify our directors, officers and employees against any liability incurred in connection with any proceeding in which they may be involved as a party or otherwise, by reason of the fact that he or she is or was a director, officer, employee, or agent of Watson Wyatt Holdings & Company or is or was serving at the request of Watson Wyatt Holdings & Company as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity or enterprise, to the fullest extent authorized by the laws of Delaware.

                Such indemnification may include advances of expenses prior to the final disposition of such proceeding.

Item 8.             Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Company (1)

4.2	Amended and Restated Bylaws of the Company (2)

5.1	Opinion of Gibson, Dunn & Crutcher, LLP

10.1	Watson Wyatt & Company Holdings Compensation Plan for Outside Directors

23.1	Consent of Gibson, Dunn & Crutcher, LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, independent accountants

24.1	Power of Attorney (included on the signature page of this registration statement)

(1)                                  Incorporated by reference from the Company’s Form S-3/A, Amendment No.  1 (File No.  333-94973), filed on March 17, 2000.

(2)           Incorporated by reference from the Company’s Form 10-Q, filed on May 2, 2001.

Item 9.             Undertakings.

(1)           The undersigned hereby undertakes:

(a)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(b)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)           The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on this 10th day of December, 2004.

WATSON WYATT & COMPANY HOLDINGS

By:	/s/ JOHN J. HALEY
Name: John J. Haley
Title: Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.  Each of the directors and/or officers of the Company whose signature appears below hereby appoints each of John J. Haley and Walter W. Bardenwerper as his attorney-in-fact, with full power of substitution, to sign his name and on his behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments to this registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act, and all requirements of the Commission.

Signature	Title	Date

/s/ JOHN J. HALEY	President, Chief Executive Officer and	12/10/04
Name: JOHN J. HALEY	Director

/s/ CARL D. MAUTZ	Vice President and Chief Financial Officer	12/10/04
Name: CARL D. MAUTZ

/s/ JOHN J. GABARRO	Director	12/10/04
Name: JOHN J. GABARRO

Director
NAME: R. MICHAEL MCCULLOUGH

/S/ LINDA D. RABBITT	Director	12/10/04
NAME: LINDA D. RABBITT

/S/ GILBERT T. RAY	Director	12/10/04
NAME: GILBERT T. RAY

/S/ JOHN B. SHOVEN	Director	12/10/04
NAME: JOHN B. SHOVEN

/S/ PAUL N. THORNTON	Director	12/10/04
NAME: PAUL N. THORNTON

/S/ GENE H. WICKES	Director	12/10/04
NAME: GENE H. WICKES

/S/ JOHN C. WRIGHT	Director	12/10/04
NAME: JOHN C. WRIGHT

By:
WALTER W. BARDENWERPER
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description	Sequentially Numbered Page

4.1	Amended and Restated Certificate of Incorporation of the Company (1)	N/A

4.2	Amended and Restated Bylaws of the Company (2)	N/A

5.1	Opinion of Gibson, Dunn & Crutcher, LLP	9

10.1	Watson Wyatt & Company Holdings Compensation Plan for Outside Directors	10

23.1	Consent of Gibson, Dunn & Crutcher, LLP (included in Exhibit 5.1)	N/A

23.2	Consent of PricewaterhouseCoopers LLP, independent accountants	11

24.1	Power of Attorney (included on the signature page of this registration statement)	N/A

(1)           Incorporated by reference from the Company’s Form S-3/A, Amendment No.  1 (File No.  333-94973), filed on March 17, 2000.

(2)           Incorporated by reference from the Company’s Form 10-Q, filed on May 2, 2001.